American Funds Mortgage Fund
August 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,924
Class B*	$-
Class C	$133
Class T*	$-
Class F-1	$246
Class F-2	$768
Class F-3	$46
Total	$4,117
Class 529-A	$239
Class 529-B*	$-
Class 529-C	$32
Class 529-E	$15
Class 529-T*	$-
Class 529-F-1	$105
Class R-1	$13
Class R-2	$18
Class R-2E	$1
Class R-3	$170
Class R-4	$35
Class R-5	$9
Class R-5E*	$-
Class R-6	$45,677
Total	$46,314
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1349
Class B	$0.0478
Class C	$0.0552
Class T	$0.0638
Class F-1	$0.1329
Class F-2	$0.1603
Class F-3	$0.1040
Class 529-A	$0.1290
Class 529-B	$0.0603
Class 529-C	$0.0496
Class 529-E	$0.1053
Class 529-T	$0.0609
Class 529-F-1	$0.1511
Class R-1	$0.0535
Class R-2	$0.0581
Class R-2E	$0.0990
Class R-3	$0.0998
Class R-4	$0.1349
Class R-5E	$0.1650
Class R-5	$0.1658
Class R-6	$0.1732
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	21,322
Class B	-
Class C	2,066
Class T	1
Class F-1	1,408
Class F-2	4,577
Class F-3	1,074
Total	30,448
Class 529-A	1,901
Class 529-B	-
Class 529-C	632
Class 529-E	145
Class 529-T	1
Class 529-F-1	699
Class R-1	340
Class R-2	322
Class R-2E	9
Class R-3	2,586
Class R-4	228
Class R-5	73
Class R-5E	1
Class R-6	316,312
Total	323,249
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.20
Class B	$-
Class C	$10.17
Class T	$10.20
Class F-1	$10.20
Class F-2	$10.21
Class F-3	$10.20
Class 529-A	$10.20
Class 529-B	$-
Class 529-C	$10.15
Class 529-E	$10.20
Class 529-T	$10.20
Class 529-F-1	$10.20
Class R-1	$10.17
Class R-2	$10.15
Class R-2E	$10.19
Class R-3	$10.19
Class R-4	$10.20
Class R-5E	$10.20
Class R-5	$10.20
Class R-6	$10.20
*Amount less than one thousand